Exhibit 3.1

TESCO CORPORATION

By-laws relating generally to the conduct
of the business and affairs of
Tesco Corporation

Effective March 6, 2014

Page

PART ONE BUSINESS OF THE CORPORATION    1
1.01    Execution of Instruments.    1
1.02    Corporate Seal.    1
1.03    Voting Rights in Other Bodies Corporate.    1
1.04    Financial Year.    1
1.05    Prohibition on Lending.    1
1.06    Execution in Counterpart.    2
PART TWO BORROWING    2
2.01    Borrowing Power.    2
2.02    Delegation.    2
PART THREE DIRECTORS' MEETINGS    2
3.01    Number of Directors and Quorum.    2
3.02    Meetings of the Board.    2
3.03    Notice.    3
3.04    Chairman of Board Meetings.    3
3.05    Voting.    3
3.06    Adjournment.    3
3.07    Committees of the Board.    4
3.08    Participation by Electronic Means.    4
3.09    Written Resolution in Lieu of Meeting.    4
PART FOUR MEETINGS OF SHAREHOLDERS    4
4.01    Participation in Meetings by Electronic Means.    4
4.02    Annual Meetings.    4
4.03    Special Meetings.    5
4.04    Notice of Meeting and Special Business.    5
4.05    Advance Notice Procedures for Business Brought Before a Meeting.    5
4.06    Advance Notice of Nomination of Directors.    7
4.07    Meeting Held by Electronic Means.    10

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4.08    Presiding Officer.    11
4.09    Persons Entitled to be Present.    11
4.10    Quorum.    11
4.11    Scrutineers.    11
4.12    Votes to Govern.    11
4.13    Voting.    11
4.14    Electronic Voting.    12
4.15    Adjournments.    12
PART FIVE OFFICERS    13
5.01    Appointment.    13
5.02    Chairman and Vice-Chairman.    13
5.03    Chief Executive Officer.    13
5.04    President.    13
5.05    Chief Financial Officer.    13
5.06    Chief Operating Officer.    13
5.07    Vice-Presidents.    14
5.08    Secretary.    14
5.09    Treasurer.    14
5.10    Duties of Officers may be Delegated.    15
5.11    Term of Office.    15
PART SIX REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES    15
6.01    Remuneration of Directors, Officers and Employees.    15
PART SEVEN DIVISIONS AND UNITS    15
7.01    Creation and Consolidation of Divisions.    15
7.02    Name of Division.    16
7.03    Officers of Divisions.    16
PART EIGHT INDEMNITY    16
8.01    Limitation of Liability.    16

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8.02    Indemnity.    17
8.03    Insurance.    18
8.04    Indemnity Agreements.    18
8.05    Division and Business Unit Officers.    18
PART NINE SHARE CERTIFICATES    18
9.01    Shareholder Entitled to Certificate of Acknowledgement.    18
10.02    Securities Registrars, Transfer Agents and Dividend Disbursing Agents.    18
10.03    Deceased Shareholder.    18
10.04    Lost, Defaced or Destroyed Certificates.    19
PART TEN DIVIDENDS AND RIGHTS    19
10.01    Dividend.    19
10.02    Joint Shareholders.    19
10.03    Dividend Cheques.    19
10.04    Non-receipt of Cheques.    19
10.05    Unclaimed Dividends.    20
PART ELEVEN NOTICES    20
11.01    Method of Giving Notices.    20
11.02    Notice to Joint Shareholders.    21
11.03    Computation of Time.    21

By-Laws relating generally to the conduct of the business and affairs of Tesco Corporation.

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Part 1
BUSINESS OF THE CORPORATION

1.01	Execution of Instruments.
All contracts, instruments and documents of whatsoever kind may be signed on behalf of the Corporation by any of the Chairman, Vice-Chairman, Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Vice-President or any other person or persons authorized by resolution of the directors, and all contracts, documents and instruments so signed shall be binding upon the Corporation without any further authorization or formality. The Board may, however, direct the person or persons by whom and the manner in which any particular contract, instrument or document or class thereof may or shall be signed, including the use of facsimile reproduction of signatures and the use of a corporate seal or a facsimile reproduction thereof. The Board is authorized from time to time by resolution to appoint any person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments.

1.02	Corporate Seal.
Until changed by the Board the corporate seal of the Corporation shall be in the form impressed in the margin hereto.

1.03	Voting Rights in Other Bodies Corporate.
Except when otherwise directed by the Board, Signing Officers may execute and deliver proxies, which, unless required by applicable law, need not be under corporate seal of the Corporation, and may arrange for the issuance of any certificate or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such certificate or other evidence shall be in favour of such person or persons as the Signing Officers executing or arranging for the issuance thereof may determine. In addition, the Board, or failing the Board, the Signing Officers of the Corporation, may direct the manner in which and the person or persons by whom any voting rights or class of voting rights shall be exercised.

1.04	Financial Year.
Until changed by resolution of the Board, the financial year of the Corporation shall end on the 31st day of December in each year.

1.05	Prohibition on Lending.
The Corporation shall not make any personal loan or extension of credit to a director or officer of the Corporation.

1.06	Execution in Counterpart.
A document or writing required or permitted by the Act or under these By-Laws may be signed or executed in separate counterparts and the signing or execution of a counterpart shall have the same effect as the signing or execution of the original.
PART 2
BORROWING

2.01	Borrowing Power.
Without limiting the borrowing powers of the Corporation as set forth in the Act, the Board may from time to time:

(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation;

(c)
give a guarantee on behalf of the Corporation to secure performance of an obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

2.02	Delegation.
The Board may from time to time delegate to one or more director or officer of the Corporation any or all of the powers set out in Section 2.01 to such extent and in such manner as the Board may determine.
PART 3
DIRECTORS' MEETINGS

3.01	Number of Directors and Quorum.
Subject to the Articles, the number of directors of the Corporation may be fixed from time to time by resolution of the Board, at least one-quarter of whom (or such other number, if any, as may be prescribed by the Act from time to time) shall be resident Canadians. A majority of the directors shall form a quorum of the Board.

3.02	Meetings of the Board.
Unless the Articles provide otherwise, meetings of the Board and of any committee of directors shall be held from time to time and at such place as the Chairman of the Board or of the applicable committee thereof (if any), the President (if any) or the majority of the directors then in office may from time to time determine. The Secretary (if any) or any other officer or any director shall, as soon as reasonably practicable following receipt of a direction from the foregoing, send a notice of the applicable meeting to the directors.

3.03	Notice.
No notice need be given of the first meeting of the Board following an annual or special meeting of shareholders at which directors are elected in order for the meeting to be duly constituted if such meeting of the Board is held immediately after the shareholders meeting and a quorum of directors is present. For the first meeting of directors to be held following, but not immediately after, the election of directors at an annual or special meeting of the shareholders, or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present. Notice of all other meetings of the Board shall be delivered, mailed or communicated by means of telephonic, electronic or any other communications facilities to each director not less than twenty-four (24) hours before the time when the meeting is to be held. A director may in any manner waive a notice of a meeting of the Board, and attendance of a director at a meeting of the Board is a waiver of notice of the meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

3.04	Chairman of Board Meetings.
The Chairman of any meeting of the Board shall be the first mentioned of the following officers who is also a director of the Corporation and is present or deemed to be present at the meeting: the Chairman, the Vice-Chairman, the Chief Executive Officer, the President. If no such officer is present, the directors shall choose one of their number to chair the meeting.

3.05	Voting.
At all Board meetings every question shall be decided by a majority of the votes cast thereon. In case of an equality of votes, the Chairman of the meeting shall not be entitled to a second or casting vote.

3.06	Adjournment.
Any meeting of directors or of any committee of directors may be adjourned from time to time by the Chairman of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of directors or committee of directors is not required to be given if the date, time and place of the adjourned meeting are announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

3.07	Committees of the Board.
The Board shall appoint from their number an Audit Committee and a Compensation Committee and may appoint from their number any other committee of directors, at least one-quarter of whom (or such other number, if any, as may be prescribed by the Act from time to time) shall be resident Canadians. Subject to limitations in the Act, the Board may delegate to such committee of directors any of the powers of the directors. The Board shall appoint a chair of each committee of directors and may adopt terms of reference for each committee of directors and position descriptions for each chair of a committee of directors

3.08	Participation by Electronic Means.
A director may participate in a meeting of directors or of any committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a director participating in a meeting by those means is deemed for the purposes of the Act and the By-Laws to be present at that meeting.

3.09	Written Resolution in Lieu of Meeting.
A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of the Board or a committee of the Board, is as valid as if it had been passed at a meeting of the Board or committee of directors.
PART 4
MEETINGS OF SHAREHOLDERS

4.01	Participation in Meetings by Electronic Means.
Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation has made available such a communication facility. A person participating in a meeting by such means is deemed for the purposes of the Act and the By-Laws to be present at the meeting.

4.02	Annual Meetings.
Meetings of shareholders of the Corporation shall be held annually within six months of the end of the Corporation's fiscal year at the place the directors determine, which, if the Articles so provide, may be outside Alberta.

4.03	Special Meetings.
The directors of the Corporation may at any time call a special meeting of shareholders to be held on such day and at such time and, subject to section 131 of the Act, at such place within Alberta as the directors may determine or, if provided for in the Articles, in such other place as the directors may determine.

4.04	Notice of Meeting and Special Business.
A notice in writing of a meeting of shareholders stating the day, hour and place of meeting and, if special business is to be transacted thereat, stating: (i) the nature of the business in sufficient detail to permit the shareholder to form a reasoned judgment on that business; and (ii) the text of any special resolution to be submitted to the meeting, shall be sent to each shareholder entitled to vote at the meeting, who on the record date for notice is registered on the records of the Corporation or its transfer agent as a shareholder, to each director of the Corporation and to the auditor of the Corporation before the date of the meeting in accordance with the Act and other applicable law. Notice of any meeting of shareholders or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in writing or by facsimile or other form of recorded electronic transmission addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a shareholder or any other person entitled to attend a meeting of shareholders is a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

4.05	Advance Notice Procedures for Business Brought Before a Meeting.

(a)
At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board; (ii) brought before the meeting by or at the direction of the Board or any committee thereof; or (iii) otherwise properly brought before the meeting by a shareholder who (A) was a registered shareholder of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 4.05 and at the time of the meeting; (B) is entitled to vote at the meeting; and (C) has complied with this Section 4.05 as to such business. Shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 4.04 of these By-Laws. Shareholders seeking to nominate persons for election to the Board must comply with Section 4.06 of these By-Laws, and this Section 4.05 shall not be applicable to nominations except as expressly provided in Section 4.06 of these By-Laws.

(b)
Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must: (i) provide Annual Meeting Timely Notice thereof in writing and in proper form to the Secretary of the Corporation; and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.05, and any such proposed business must constitute a proper matter for shareholder action. In no event shall any adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period for the giving of Annual Meeting Timely Notice.

(c)	To be in proper form for purposes of this Section 4.05, a shareholder's notice to the secretary shall set forth:

(i)
As to each item of business that the shareholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting of shareholders, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment); and (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity (including their names) relating to the Corporation and/or the proposal of such business by such shareholder.

(ii)	All Shareholder Information as to each Proposing Person.

(iii)	All Disclosable Interests as to each Proposing Person.

(d)
A shareholder providing notice of business proposed to be brought before an annual meeting of shareholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.05 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of the record date for notice), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)
Notwithstanding anything in these By-Laws to the contrary, no business (other than with respect to the election of directors) shall be conducted at an annual meeting except in accordance with this Section 4.05. The Chairman of the meeting shall have the power and duty to, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 4.05, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 4.05, unless otherwise required by law, if the proposing shareholder (or a qualified representative of the proposing shareholder) does not appear at the annual meeting of shareholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4.05, to be considered a qualified representative of the proposing shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(f)
This Section 4.05 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act. Nothing in this Section 4.05 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to the Act or Rule 14a-8 promulgated under the Exchange Act.

(g)
Notwithstanding the foregoing provisions of this Section 4.05, a shareholder shall also comply with all applicable requirements of the Act and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 4.05; provided, however, that any references in these By-Laws to the Act, the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any other business to be considered pursuant to this Section 4.05, and compliance with this Section 4.05 shall be the exclusive means for a shareholder to submit other business to be considered at an annual meeting, other than business brought properly under and in compliance with the Act and Rule 14a-8 of the Exchange Act, as such may be amended from time to time.

4.06	Advance Notice of Nomination of Directors.

(a)
Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only: (i) pursuant to the Corporation's notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board, including by any committee or persons appointed by the Board; or (iii) by a shareholder who (A) was a registered shareholder of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 4.06 and at the time of the meeting; (B) is entitled to vote at the meeting and upon such election; and (C) has timely complied with this Section 4.06 as to such nomination. The foregoing clause (iii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board to be considered by the shareholders at an annual meeting or special meeting of the shareholders of the Corporation.

(b)
Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board at an annual meeting, the shareholder must: (i) provide Annual Meeting Timely Notice thereof in writing and in proper form to the Secretary of the Corporation; and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.06. Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board at such special meeting, the shareholder must: (A) provide Special Meeting Timely Notice thereof in writing and in proper form to the secretary of the Corporation at the principal executive offices of the Corporation; and (B) provide any updates or supplements to such notice at the times and in the forms required by this Section 4.06. In no event shall any adjournment or postponement of an annual meeting or special meeting of the Shareholders of the Corporation. or the announcement thereof commence a new time period for the giving of a shareholder's notice as described above.

(c)	To be in proper form for purposes of this Section 4.06, a shareholder's notice to the secretary shall set forth:

(i)	All Shareholder Information as to each Proposing Person.

(ii)	All Disclosable Interests as to each Proposing Person.

(iii)
As to each Nominee, (A) the Nominee Information; (B) a completed and signed questionnaire, representation and agreement and resignation as provided in Section 4.06(f); and (C) all Disclosable Interests.

(iv)
The Corporation may require any Nominee to furnish such other information: (A) as may reasonably be required by the Corporation to determine the eligibility of such Nominee to serve as a director of the Corporation in accordance with the Corporation's corporate governance policies and guidelines adopted by the Board or a committee thereof; or (B) that could be material to a reasonable shareholder's understanding of the independence or lack of independence of such Nominee.

(d)
A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 4.06 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of the record date for notice), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e)
Notwithstanding anything in these By-Laws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 4.06. The Chairman at the meeting shall have the power and duty, if the facts warrant, to determine that a nomination was not properly made in accordance with this Section 4.06, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4.06, unless otherwise required by law, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4.06, to be considered a qualified representative of the shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(f)
To be eligible to be a Nominee, the Nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 4.06) to the Secretary of the Corporation at the principal executive offices of the Corporation: (i) a written questionnaire, in the form provided by the secretary upon written request, with respect to the background and qualifications of such person and of any other person or entity on whose behalf the nomination is being made; (ii) a written representation and agreement, in the form provided by the secretary upon written request, that such person: (A) is not, if serving as a director of the Corporation, and will not become, while serving as a director of the Corporation, a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity (y) as to how such person will act or vote on any issue or question to be considered by the Board that has not been disclosed therein; or (z) that could limit or interfere with such person's ability to comply with such person's fiduciary duties as a director of the Corporation under applicable law while serving as such; (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation; (C) is, if serving as a director of the Corporation, or would be if elected as a director of the Corporation, and will be, while serving as such, in compliance with all applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines of the Corporation and any other policies applicable to directors; and (D) irrevocably submits his or her resignation as a director, if serving, or if elected, as a director of the Corporation, effective upon a finding by a court of competent jurisdiction that such person has breached such written representation and agreement; and (iii) a written letter, in the form provided by the secretary upon written request, pursuant to which such person irrevocably submits his or her resignation as a director, if serving, or if elected, as a director of the Corporation, effective upon such person's failure to be elected in an election of directors.

(g)
Notwithstanding the foregoing provisions of this Section 4.06, a shareholder shall also comply with all applicable requirements of the Act, the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 4.06; provided, however, that any references in these By-Laws to the Act, the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 4.06, and compliance with this Section 4.06 shall be the exclusive means for a shareholder to make nominations.

4.07	Meeting Held by Electronic Means.
If the directors of the Corporation call a meeting of shareholders pursuant to the Act, those directors may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facilities that permits all participants to communicate adequately with each other during the meeting. A person participating in a meeting of shareholders held by such means is deemed to be present in person at the meeting and will have the opportunity to participate to the same extent as if the person were attending in person and in full purview of other shareholders.

4.08	Presiding Officer.
The Chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and is present or deemed to be present at the meeting: the Chairman, the Vice-Chairman, the Chief Executive Officer or the President provided such person must also be a director of the Corporation. In the absence of any such officer, the shareholders shall choose one of their number to chair the meeting. The Secretary of the meeting shall be the Secretary of the Corporation or failing him, the Assistant Secretary of the Corporation (if any). Notwithstanding the above, the Chairman of the meeting, at his sole discretion, may appoint a person, who need not be a shareholder, to act as Secretary of the meeting.

4.09	Persons Entitled to be Present.
The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act, the Articles or the By-Laws to be present. Any other person may be admitted only with the consent of the Chairman.

4.10	Quorum.
A quorum for the transaction of business at any meeting of shareholders shall be at least two (2) persons present or deemed to be present, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for such a shareholder, and together holding or representing thirty-three and one-third percent (33 1/3%) of the outstanding shares of the Corporation entitled to vote at the meeting.

4.11	Scrutineers.
At any meeting of shareholders, the Chairman of the meeting may appoint one or more persons, who may be shareholders, to serve as scrutineers.

4.12	Votes to Govern.
At any meeting of shareholders, unless a special resolution is required, all questions shall be decided by the majority of votes cast on the question.

4.13	Voting.

(a)
Subject to the Act, every question submitted to any meeting of shareholders shall be decided on a show of hands, except when a ballot is required by the Chairman of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting. Upon a show of hands, at every meeting at which a person is entitled to vote, each shareholder present or deemed to be present, on his own behalf, and each proxyholder present or deemed to be present, shall (subject to the provisions, if any, of the Articles) have one vote for every share registered in the name of the shareholder present or represented by proxy. A declaration by the Chairman of the meeting that the question has been carried, carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of such fact, and the results of the vote so taken and declared shall be the decision of the shareholders upon the said question.

(b)
A shareholder or proxyholder may demand a ballot either before or on the declaration of the result of any vote by a show of hands. The ballot shall be taken in such manner as the Chairman of the meeting shall direct. Upon a ballot, at every meeting at which a person is entitled to vote, every shareholder present or deemed to be present, on his own behalf, and each proxyholder present or deemed to be present, shall (subject to the provisions, if any, of the Articles) have one vote for every share registered in the name of the shareholder present or represented by proxy, and the results of the ballot so taken and declared shall be the decision of the shareholders upon the said question.

4.14	Electronic Voting.

(a)
Any person entitled to attend and vote at a meeting of shareholders may vote at the meeting in person or by proxy and, subject to any determinations made from time to time by the Board, may appoint a proxy by any method permitted by law, including over the internet, by the input of data using telephonic facilities or by reproduction using facsimile or electronic facilities.

(b)
To the extent permitted by the By-Laws or the Articles of the Corporation or by the Act or other laws governing the Corporation, the Board may establish, in connection with any meeting of shareholders, procedures regarding voting at the meeting by means of telephonic, electronic or other communication facilities, and make available such communication facilities consistent with those procedures. The Board may determine from time to time that the voting at any specific meeting shall be held entirely by such means.

4.15	Adjournments.
The Chairman of the meeting may adjourn any meeting of shareholders to such time and place as the Chairman of the meeting determines. Any adjourned meeting shall be duly constituted if held in accordance with the Act and the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourning meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.
PART 5
OFFICERS

5.01	Appointment.
The Board may from time to time elect or appoint officers with such duties and powers and for such terms of office as the Board deems advisable and, in particular, a Chairman, a Vice-Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Chief Operating Officer, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary and a Treasurer, and one or more assistants to any of the officers so elected or appointed. The same person may hold more than one office. The Board may from time to time appoint other such officers, employees and agents as they shall deem necessary who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the directors. The directors may, from time to time and subject to the provisions of the Act, vary, add or limit the duties and powers of any officer, employee or agent.

5.02	Chairman and Vice-Chairman.
The Chairman and Vice-Chairman shall each be a director and shall have such powers and duties as the Board may specify.

5.03	Chief Executive Officer.
The Board may designate an officer as Chief Executive Officer of the Corporation who, as such, shall, subject to the authority of the Board, have general supervision over the business of the Corporation.

5.04	President.
The Board shall designate an officer as President of the Corporation, who, as such, shall have the powers and duties as the Board or the Chief Executive Officer (if any) may specify. In the absence of a Chief Executive Officer, the President shall, subject to the authority of the Board, have general supervision over the business of the Corporation.

5.05	Chief Financial Officer.
The Board may designate an officer as Chief Financial Officer of the Corporation, who, as such, shall have the powers and duties as the Board or the Chief Executive Officer (if any) may specify.

5.06	Chief Operating Officer.
The Board may designate an officer as the Chief Operating Officer who, as such, shall have the powers and duties as the Board or the Chief Executive Officer (if any) may specify.

5.07	Vice-Presidents.
During the absence or disability of the President, his duties shall be performed and his powers exercised by the Vice-President or, if there is more than one, by the Vice-President or Vice-Presidents designated from time to time by the Board or the President. A Vice-President shall have such other powers and duties as the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Chief Operating Officer may specify.

5.08	Secretary.
The Secretary shall attend and be the Secretary of all meetings of the Board, committees of the Board (unless another person is designated to act as secretary of such meeting or meetings by any such committee), and shareholders and the Secretary or such other designated person in the case of meetings of any committees of the Board shall maintain minutes of all proceedings thereat. The Secretary shall give, or cause to be given as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the Board and shall be custodian of the corporate seal and records of the Corporation, except when another officer has been appointed for that purpose, and the Secretary shall have such other powers and duties as the Board or the Chief Executive Officer may specify. The Assistant Secretary or, if more than one, the Assistant Secretaries, shall assist the Secretary in the performance of his duties and shall exercise all his powers and carry out all his duties in the absence or disability of the Secretary.

5.09	Treasurer.
The Treasurer shall have the care and custody of all funds and securities of the Corporation and shall deposit or cause to be deposited all moneys with the Corporation's bankers, or otherwise deal with the same, including the short term investment of moneys, as designated by the Board, provided that the Treasurer may from time to time arrange for the temporary deposit of moneys of the Corporation in banks, trust companies or other financial institutions within or outside Canada not so designated by the Board for the purpose of facilitating transfer thereof to the credit of the Corporation in a bank, trust company or other financial institution so designated. The books and accounts shall at all times be open to inspection and examination by the Board, by any committee of the Board, by the Chief Executive Officer, the President, the Chief Financial Officer or by any person appointed by the Board for that purpose. The Treasurer shall sign or countersign such instruments as require his signature and shall perform all duties incident to his office. The Treasurer shall have such other powers and duties as the Board or the Chief Executive Officer may specify. The Assistant Treasurer, or if more than one, the Assistant Treasurers, shall assist the Treasurer in the performance of his duties and shall exercise all the Treasurer's powers and carry out all his duties in the absence or disability of the Treasurer.

5.10	Duties of Officers may be Delegated.
In case of the absence or inability or refusal to act of any officer of the Corporation or for any other reasons that the directors may deem sufficient, the directors may delegate all or any of the powers of such officers to any other officer or to any director for the time being.

5.11	Term of Office.
The Board, in its discretion, may remove any officer of the Corporation, without prejudice to the rights of such officer under any employment contract. Otherwise each officer of the Corporation shall hold office until his successor is elected or appointed or until his earlier resignation.
PART 6
REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

6.01	Remuneration of Directors, Officers and Employees.
Subject to the Articles, the directors of the Corporation may fix the remuneration of the directors, officers and employees of the Corporation. Any remuneration paid to a director of the Corporation shall be in addition to the salary paid to such director in his capacity as an officer or employee of the Corporation. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation's behalf other than routine work ordinarily required of a director of the Corporation. The confirmation of any such resolution by the shareholders shall not be required. The directors, officers and employees shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation. If required by the Act, the aggregate remuneration paid to the directors and the aggregate remuneration paid to the five highest paid officers and employees, other than directors, shall be disclosed to the shareholders at every annual meeting, in the management proxy circular forwarded to shareholders in advance of an annual meeting, the financial statements placed before the shareholders, a statement of remuneration or in such other manner as the chairman of the meeting may determine.
PART 7
DIVISIONS AND UNITS

7.01	Creation and Consolidation of Divisions.
The Board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the Board may consider appropriate in each case. The Board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the Board may consider appropriate in each case.

7.02	Name of Division.
Subject to law, any division or its sub-units may be designated by such name as the Board may from time to time determine or cause to be determined and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name. Any such contract, cheque or document shall be binding upon the Corporation when signed in accordance with Section 1.01 as if it had been entered into or signed in the name of the Corporation.

7.03	Officers of Divisions.
From time to time the Board or, if authorized by the Board, the President, may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The Board or, if authorized by the Board, the President, may at any time remove at its or his pleasure any officer so appointed but without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.
PART 8
INDEMNITY

8.01	Limitation of Liability.
No director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or agent or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office of trust or in relation thereto, unless the same are occasioned by such director or officer's own wilful neglect or default, provided that nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve him from liability under the Act. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation or body corporate or member of the firm shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

8.02	Indemnity.

(h)
To the fullest extent permitted by the Act and without limit to the right of the Corporation to indemnify any person under the Act or otherwise, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of the Corporation or such other body corporate.

(i)
The Corporation shall, subject to the approval of a court and the limitations contained herein and in the Act, indemnify a person referred to in paragraph (a) in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or officer of the Corporation or other body corporate as described in paragraph (a) against all costs, charges and expenses reasonably incurred by the person in connection with such action.

(j)
The Corporation shall advance moneys to a director or officer for the costs, charges and expenses of a proceeding referred to in paragraph (a) and/or (b), as applicable. Such director or officer shall repay such moneys if the director or officer:

(i)	is not substantially successful on the merits in the individual's defence of the action or proceeding; or

(ii)	is not fairly and reasonably entitled to indemnity.

(k)	The Corporation shall not indemnify a director or officer under paragraph (a) unless the individual:

(i)
acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the director or officer acted as director or officer or in a similar capacity at the Corporation's request; and

(ii)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.

8.03	Insurance.
Subject to the Act, the Corporation may purchase, maintain or participate in such insurance for the benefit of the persons mentioned in Section 8.02, as the Board may from time to time determine.

8.04	Indemnity Agreements.
The Corporation may enter into agreements with its directors and officers relating to indemnity matters provided such agreements comply with the Act and these By-Laws. The provisions of Section 8.02 shall be deemed contractual rights of the directors and officers of the Corporation and former directors and officers of the Corporation.

8.05	Division and Business Unit Officers.
For the purposes of this Part Eight, the expression "officer" shall be deemed to include officers of divisions and sub-units as contemplated in Part Seven.
PART 9
SHARE CERTIFICATES

9.01	Shareholder Entitled to Certificate of Acknowledgement.
Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferrable written acknowledgement of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly be several persons, the Corporation is not bound to issue more than one share certificate and delivery of a share certificate for a share to one of several joint shareholders or to one the shareholders' duly authorized agents will be sufficient delivery to all.

10.02	Securities Registrars, Transfer Agents and Dividend Disbursing Agents.
The Board may from time to time appoint a Registrar to maintain the securities register and a Transfer Agent to maintain the register of transfers and may also appoint one or more Branch Registrars to maintain branch securities registers and one or more Branch Transfer Agents to maintain branch registers of transfers. The Board may also from time to time appoint a Dividend Disbursing Agent to disburse dividends. One person may be appointed to any number of the aforesaid positions. The Board may at any time terminate any such appointment.

10.03	Deceased Shareholder.
In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its Transfer Agent.

10.04	Lost, Defaced or Destroyed Certificates.
The Board, or any officer or agent designated by it, may in its or his discretion, direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has become mutilated or defaced or in substitution for a certificate that has become lost, stolen or destroyed upon payment of such fee, if any, and on such terms as the Board may from time to time prescribe whether generally or in any particular case.
PART 10
DIVIDENDS AND RIGHTS

10.01	Dividend.
Subject to the Act and the Articles, the Board may from time to time declare and the Corporation may pay dividends on its issued shares to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

10.02	Joint Shareholders.
In case several persons are registered as the joint holders of any securities of the Corporation, any one of such persons may give effectual receipt for all dividends and payments on account of dividends, principal, interest and/or redemption payments in respect of such securities.

10.03	Dividend Cheques.
A dividend payable in cash shall be paid by cheque, or by electronic funds transfer, drawn either on the bankers of the Corporation or those of its dividend disbursing agent to the order of each registered holder of shares of the class or series in respect of which it has been declared and, in the case of a cheque, mailed by prepaid ordinary mail to such registered holder at his Recorded Address or to such other address as the holder directs and, in the case of electronic funds transfer, to the bank account designated by such registered holder unless such registered holder otherwise directs. In the case of joint holders the cheque or electronic funds transfer shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and, in the case of a cheque, mailed to them at their Recorded Address, or to the first address so appearing if there are more than one. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, or the electronic transfer of funds as aforesaid, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

10.04	Non-receipt of Cheques.
In the event of non-receipt of any dividend cheque or electronic funds transfer by the person to whom it is sent as aforesaid, the Corporation or its dividend disbursing agent shall issue to such person a replacement cheque or electronic funds transfer for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe whether generally or in any particular case.

10.05	Unclaimed Dividends.
No dividends shall bear interest as against the Corporation. Except as otherwise expressly provided in the Articles with respect to any class or series of shares, any dividend unclaimed for one year after having been declared payable may be invested or otherwise made use of by the directors for the benefit of the Corporation. Any dividend unclaimed after a period of three (3) years less one day from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation, but the Board may nevertheless authorize the subsequent payment of any such dividend on such terms as to indemnity and evidence of title as the Board may from time to time prescribe, whether generally or in any particular case.
PART 11
NOTICES

11.01	Method of Giving Notices.
Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Articles, the By-Laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person's Recorded Address or if mailed to such person at his Recorded Address by prepaid ordinary or air mail or if sent to such person at his Recorded Address by any means of prepaid transmitted or recorded communication, or if provided in the form of an electronic document so long as the shareholder, director, officer, auditor or member of a committee of the Board has consented to receive the notice in such form. A notice so delivered shall be deemed to have been given when it is delivered personally or to the Recorded Address aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered for dispatch; and a notice so sent in the form of an electronic document shall be deemed to have been given when transmitted. The Secretary may change or cause to be changed the Recorded Address of any shareholder, director, officer, auditor or member of a committee of the Board in accordance with any information believed by him to be reliable.
Notwithstanding the foregoing, provided that the addressee has consented in writing and has designated an information system for the receipt of electronic documents as contemplated by the Act, the Corporation may satisfy the requirements to send any notice (which term includes any communication or document) referred to above, subject to the Act, by creating an electronic document and providing such electronic document to the applicable specified information system unless otherwise prescribed by the Act or otherwise posting or making such document available on a generally accessible electronic source, such as a web site, and providing written notice of the availability and location of that electronic document. Any such electronic document shall be deemed to have been sent to and received by the addressee when it enters the information system of the addressee or, if posted or otherwise made available through a generally accessible electronic source, when the addressee receives written notice of the availability and location of that electronic document or when such notice enters the information system designated by the addressee if sent electronically.

11.02	Notice to Joint Shareholders.
If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons at their Recorded Address shall be sufficient notice to all of them.

11.03	Computation of Time.
Unless otherwise stated in the By-Laws, computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

11.04	Omissions and Errors.
The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice shall not invalidate such notice or any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

11.05	Persons Entitled by Death or Operation of Law.
Every person who by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.
PART 12
INTERPRETATION

12.01	Definitions.
In these By-Laws, unless the context otherwise requires:

(a)	"Act" means the Business Corporations Act (Alberta) and the regulations made thereunder and any statute and regulations that may be substituted therefor, as from time to time amended;

(b)
A person shall be deemed to be "Acting in Concert" with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or towards a common goal relating to the management, governance or control of the Corporation in parallel with, such other person where: (i) each person is conscious of the other person's conduct or intent and this awareness is an element in their decision-making processes; and (ii) at least one additional factor suggests that such persons intend to act in concert or in parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A or pursuant to, or in accordance with, the proxy solicitation rules of any other applicable jurisdiction. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

(c)	"affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act;

(d)
"Annual Meeting Timely Notice" means a shareholder's notice that is delivered to, or mailed and received at, the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held the previous year or if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (A) the sixtieth (60th) day prior to such annual meeting; or (B) the tenth (10th) day following the day on which Public Announcement of the date of such annual meeting was first made; provided, further, that, solely in the case of the first annual general meeting held following the adoption of these By-laws, such notice must be so delivered, or mailed and received, not later than the close of business on the fourteenth calendar day following the effective date of these By-laws;

(e)	"Articles" means the articles of the Corporation as from time to time amended or restated;

(f)	"associate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act;

(g)	"Board" means the board of directors of the Corporation;

(h)	"By-Laws" means these By-Laws and all other by-laws of the Corporation from time to time in force and effect;

(i)	"Corporation" means Tesco Corporation;

(j)
"Derivative Interests" means derivative securities (as defined under Rule 16a-1 promulgated under the Exchange Act or any successor provision thereto) and any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by a Proposing Person or Nominee, the purpose or effect of which is to give such Proposing Person or Nominee economic risk and/or benefit similar to ownership of any security of the Corporation;

(k)	"Disclosable Interests" means the following disclosures as to each Proposing Person or Nominee, as applicable:

(i)
a list and description of all economic terms of all Derivative Interests, Short Interests, Other Interests or Voting Agreements engaged in, entered into or held by, directly or indirectly, such Proposing Person or Nominee (which interests shall be disclosed without regard to whether (A) the interests convey any voting rights in the Corporation to such Proposing Person or Nominee; (B) the interests are required to be, or are capable of being, settled through delivery of securities of the Corporation; or (C) such Proposing Person or Nominee may have entered into other transactions that hedge or mitigate the economic effect of such interests), and copies of all agreements and other documents (including, without limitation, master agreements, confirmations and all ancillary documents and the names and details of counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Short Interest, Other Interest or Voting Agreement;

(ii)	the name of each person with whom such Proposing Person or Nominee has a Voting Agreement;

(iii)
any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person or Nominee that are separated or separable from the underlying shares of the Corporation;

(iv)
a list of all transactions by such Proposing Person or Nominee involving any security of the Corporation or any Derivative Interests, Short Interests, Other Interests or Voting Agreements within the six-month period prior to the date of the notice;

(v)
(A) if such Proposing Person is not a natural person, the identity of the Responsible Person, the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other registered or beneficial holder of any security of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting; and (B) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other registered or beneficial holder of any security of the Corporation and that reasonably could have influenced the decision of such Proposing Person to propose such business or nomination to be brought before the meeting;

(vi)	any significant equity interests or any Derivative Interests, Short Interests or Other Interests in any principal competitor of the Corporation held by such Proposing Person or Nominee;

(vii)
any direct or indirect interest of such Proposing Person or Nominee in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(viii)
any pending or threatened litigation in which such Proposing Person or Nominee is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation;

(ix)
any material transaction occurring during the prior twelve (12) months between such Proposing Person or Nominee or any affiliate of the Proposing Person or Nominee, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand;

(x)
a summary of any material discussions regarding the proposed business or nomination (A) between or among any of the Proposing Persons; (B) between or among any Proposing Person and any Nominee; or (C) between or among any Proposing Person or Nominee and any other registered or beneficial holder of any security of the Corporation (including their names);

(xi)	a representation that the Proposing Person intends to appear in person or by proxy at the annual meeting to bring such business or nomination before the meeting; and

(xii)
any other information relating to such Proposing Person or the proposed business or nomination that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting or the nomination proposed to be made at a meeting pursuant to Section 14(a) of the Exchange Act.

Notwithstanding the foregoing, Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner.

(l)	"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations);

(m)
"Nominee" means a person whom a Proposing Person proposes to nominate for election as a director and, in any context where disclosure or information about a Nominee is required by these By-Laws, any affiliate or associate of the person whom a Proposing Person proposes to nominate for election as a director;

(n)
"Nominee Information" means: (i) all information with respect to a Nominee that would be required to be set forth in a shareholder's notice pursuant to Section 4.06 if such Nominee were a Proposing Person; (ii) all information relating to such Nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such Nominee's written consent to being named in the proxy statement as a Nominee and to serving as a director if elected); (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and each Nominee, his or her respective affiliates and associates and any other persons with whom such proposed Nominee (or any of his or her respective affiliates and associates) is Acting in Concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K (or any amendments to successors thereto) if such Proposing Person were the "registrant" for purposes of such rule and the proposed Nominee were a director or executive officer of such registrant;

(o)
"Other Interests" means all other material interests of each Proposing Person or Nominee in any business or nomination proposed to be brought before a meeting, any security of the Corporation, Derivative Interests, Short Interests or Voting Agreements (including, without limitation, any rights to dividends or performance-related fees based on any increase or decrease in the value of such security, Derivative Interests or Short Interests);

(p)	"Proceeding" means any action, suit inquiry or proceeding, whether civil, criminal, administrative, regulatory or investigative;

(q)
"Proposing Person" means: (i) the registered shareholder providing the notice of business proposed to be brought before an annual meeting or the nomination proposed to be made at a meeting, as applicable; (ii) the beneficial owner or beneficial owners, if different than the registered shareholder, on whose behalf the notice of the business proposed to be brought before the annual meeting or the notice of the nomination proposed to be made at a meeting, as applicable is made; (iii) any affiliate or associate of such shareholder or beneficial owner; and (iv) any other person with whom such shareholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert;

(r)
"Public Announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (or any successor provisions thereto) or, in Canada, with the System for Electronic Document Analysis and Retrieval (SEDAR);

(s)
"Recorded Address" means, in the case of a shareholder, the address as recorded in the securities register; in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the Board, the latest address for such person as recorded in the records of the Corporation or, in the case of a director, in the last notice of directors filed under the Act;

(t)
"Responsible Person" means the natural person or persons associated with a Proposing Person that is not a natural person and who is responsible (in whole or in material part) for the formulation of and decision to: (i) propose the business to be brought before the meeting; or (ii) nominate a candidate for election as a director at the meeting;

(u)
"Short Interests" means any agreement, arrangement, understanding or relationship, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any security of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person or Nominee with respect to any security of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any security of the Corporation;

(v)
"Signing Officer" means, in relation to any contracts, instruments or documents, any person authorized to sign the same on behalf of the Corporation by Section 1.01 or by a resolution passed pursuant thereto;

(w)
"Shareholder Information" means, as to each Proposing Person: (i) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation's books and records); (ii) the class or series and number of shares of the Corporation that are, directly or indirectly, registered to or beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by, such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (iii) a representation that the shareholder is a registered holder of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and (iv) a certification that the shareholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding share capital required to approve the business proposal or nomination; and/or (B) otherwise to solicit proxies or votes from shareholders in support of such business proposal or nomination;

(x)
"Special Meeting Timely Notice" means a shareholder's notice for nominations to be made at a special meeting delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of: (i) the sixtieth (60th) day prior to such special meeting; or (ii) the tenth (10th) day following the day on which Public Announcement of the date of such special meeting was first made; and

(y)
"Voting Agreement" means any agreement, arrangement or understanding (whether written or oral): (i) for the purposes of acquiring, holding, voting (except pursuant to a revocable proxy given to such person in response to a public proxy or consent solicitation made generally by such person to all holders of shares of the Corporation) or disposing of any shares of the Corporation; (ii) to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses); (iii) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any person voting together with, any such Proposing Person or Nominee with respect to any security of the Corporation or any business or nomination proposed by the Proposing Person; or (iv) otherwise in connection with any business or nomination proposed by a Proposing Person and a description of each such agreement, arrangement or understanding;

all terms and expressions defined in the Act and used and not otherwise defined herein shall have the same meaning herein as in the Act.

12.02	Construction.
Words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated associations.
PART 13
EFFECTIVE DATE AND REPEAL

13.01	Effective Date.
These By-Laws shall be effective as of March 6, 2014.

13.02	Repeal.
All previous by-laws of the Corporation are repealed as of the coming into force of these By-Laws provided that such repeal shall not affect the previous operation of any by-laws so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under or the validity of any contract or agreement made pursuant to any such by-laws prior to its repeal. All officers and persons acting under any by-laws so repealed shall continue to act as if appointed under the provisions of these By-Laws and all resolutions of the shareholders or the Board with continuing effect passed under any repealed by-laws shall continue to be valid except to the extent inconsistent with these By-Laws and until amended or repealed.
MADE the 6th day of March, 2014.
WITNESS the corporate seal of the Corporation.

/s/ Michael W. Sutherlin	/s/ Dean Ferris
Michael W. Sutherlin	Dean Ferris
Chairman	Secretary